NORTHFIELD BANCORP, INC.
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                             STOCK OWNERSHIP GUIDE
INDIVIDUAL
Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.
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JOINT TENANTS
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.
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TENANTS IN COMMON
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.
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UNIFORM TRANSFERS TO MINORS ACT ("UTMA")
Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfers to Minors Act is "UTMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Maryland Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA, MD (use minor's social security number).
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FIDUCIARIES
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

 . The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation's title before the individual.
 . The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
 . A description of the document governing the fiduciary relationship, such as a living trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.
 . The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.
 . The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.
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                         STOCK ORDER FORM INSTRUCTIONS
ITEMS 1 AND 2--
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares purchased by the Purchase Price of $10.00 per share. The minimum purchase is 25 shares. The maximum number of shares that may be purchased by any person in the Subscription Offering is 12,500 shares, and the maximum purchase in the Conversion by any person, together with associates or groups acting in concert is 22,500 shares. Management has the authority to increase or decrease these limits.
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ITEM 3--
Please check this box to indicate whether you are a director, officer or employee of Northfield Federal Savings or a member of such person's immediate family.
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ITEM 4--
Payment for shares may be made in cash (only if delivered by you in person) or by check, bank draft or money order made payable to Northfield Federal Savings. Your funds will earn interest at the Association's passbook rate of interest until the Conversion is completed. DO NOT MAIL CASH TO PURCHASE STOCK! Please check this box if your method of payment is by check, bank draft or money order.
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ITEM 5--
If you pay for your stock by a withdrawal from a deposit account at Northfield Federal Savings, insert the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. THIS FORM OF PAYMENT MAY NOT BE USED IF YOUR ACCOUNT IS AN INDIVIDUAL RETIREMENT ACCOUNT. PLEASE CONTACT THE STOCK INFORMATION CENTER FOR INFORMATION REGARDING PURCHASES FROM AN INDIVIDUAL RETIREMENT ACCOUNT.
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ITEM 6--
Please check the appropriate box if you were:
(a) A depositor at Northfield Federal Savings on December 31, 1995 (the "Eligibility Record Date") with at least $50.00 on deposit.
(b) A depositor at Northfield Federal Savings on March 31, 1998 (the "Supplemental Eligibility Record Date") with at least $50.00 on deposit.
(c) A depositor on        , 1998 other than an eligible account holder or
 supplemental eligible account holder or a borrower as of        , 1998 whose
 loan was still outstanding on        , 1998.
(d) A permanent resident of Baltimore County, Maryland.
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ITEMS 7, 8 AND 9--
The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of your Northfield Bancorp, Inc. Common Stock. Please complete items 7, 8 and 9 as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening telephone number(s). We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide."
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ITEM 10--
Please check this box if your are a member of the NASD or if this item otherwise applies to you.
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ITEM 11--
Please check this box if you or any associate (as defined on the reverse side of the Stock Order Form) or person acting in concert with you has submitted another order for shares and complete the reverse side of the Stock Order Form.
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ITEM 12--
Please sign and date the Stock Order Form and Certification Form where indicated. Before you sign, review the Stock Order Form, including the acknowledgements, and the Certification Form. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.
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You may mail your completed Stock Order Form and Certification Form in the envelope that has been provided, or you may deliver your Stock Order Form and Certification Form to Northfield Federal Savings. Your Stock Order Form and Certification Form, properly completed, and payment in full (or withdrawal authorization) at the subscription price must be received by Northfield
Federal Savings no later than 12:00 Noon, local time, on       , 1998 or it
will become void. If you have any remaining questions, or if you would like assistance in completing your Stock Order Form, you may call the Stock Information Center at (410) 668-2160. The Stock Information Center will be open Monday through Friday during the Association's regular hours.
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

                                                 Northfield Bancorp, Inc.
                                              (Proposed Holding Company for
                                             Northfield Federal Savings Bank)
                                                    8005 Harford Road
                                                Baltimore, Maryland 21234
                                                      (410) 668-2160
                                                     STOCK ORDER FORM
                                          -------------------------------------
                                                     EXPIRATION DATE
                                                  for Stock Order Forms:
                                                            , 1998
                                                 12:00 Noon, Eastern Time
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 IMPORTANT--PLEASE NOTE: A properly completed original stock order form must be used to subscribe for common stock. Faxes or copies of this form will not be accepted. Please read the Stock Ownership Guide and Stock
 Order Form Instructions as you complete this Form.
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                                           The minimum number of shares
(1) NUMBER OF SHARES  SUBSCRIPTION PRICE   that may be subscribed for is 25
---------------------  X  $10.00  =        shares. The maximum number of
---------------------                      shares that may be purchased by
                                           any person in the Subscription
                                           Offering is 12,500 shares. The
(2) TOTAL PAYMENT DUE                      maximum number of shares that
----------------------                     may be purchased in the
----------------------                     Conversion by any person
                                           together with associates or
                                           groups acting in concert is
                                           22,500 shares. Management has
                                           the authority to increase or
                                           decrease these limits.
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[_](3) EMPLOYEE/OFFICER/DIRECTOR INFORMATION (6) PURCHASER INFORMATION
                                             A.[_]Eligible Account Holder --
 Check here if you are a director,                Check here if you were a
 officer or employee of Northfield                depositor of at least $50.00
 Federal Savings or a member of such              at Northfield Federal Savings
 person's immediate family.                       on December 31, 1995. Enter
                                                  information below for all
                                                  deposit accounts that you had
                                                  at Northfield Federal Savings
                                                  on December 31, 1995.
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[_](4)METHOD OF PAYMENT/CHECK  Check Amount  B.[_]Supplemental Eligible Account
                                                  Holder--Check here if you
 Enclosed is a check,                             were a depositor of at least
 bank draft or money                              $50.00 at Northfield Federal
 order made payable to                            Savings on March 31, 1998 but
 Northfield Federal                               are not an Eligible Account
 Savings in the amount                            Holder. Enter information
 of:                                              below for all deposit
                                                  accounts that you had at
                                                  Northfield Federal Savings on
                                                  March 31, 1998.

------------------------------------------
[_] (5) METHOD OF PAYMENT/WITHDRAWAL         C.[_]Other Member -- Check here if
                                                  you held a deposit at
                                                  Northfield Federal Savings
                                                  as of     , 1998 or a loan
                                                  that was still outstanding as
                                                  of , 1998 but are not an
                                                  Eligible Account Holder or
                                                  Supplemental Eligible Account
                                                  Holder.

 The undersigned authorizes withdrawal       D.[_]Local Community Resident --
 from the following account(s) at                 Check here if you are a
 Northfield Federal Savings. There is             permanent resident of
 no penalty for early withdrawal used             Baltimore County, Maryland.
 for this payment.
 -------------------------------------      Account Title (Names      Account
   Account Number(s)      Withdrawal        on Accounts)              Number(s)
                          Amount(s)       ------------------------  -----------
 -------------------------------------    ------------------------  -----------
 -------------------------------------    ------------------------  -----------
 -------------------------------------    PLEASE NOTE: FAILURE TO LIST
                                          ALL YOUR ACCOUNTS MAY RESULT IN
 Total Withdrawal   -----------------     THE LOSS OF PART OR ALL OF YOUR
       Amount                             SUBSCRIPTION RIGHTS. IF
                                          ADDITIONAL SPACE IS NEEDED,
                                          PLEASE UTILIZE THE BACK OF THIS
                                          STOCK ORDER FORM.
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(7) STOCK REGISTRATION/FORM OF STOCK OWNERSHIP

 [_] Individual   [_] Joint Tenants [_] Tenants in Common

 [_] Fiduciary (i.e. trust, estate, etc.)  [_] Corporation or Partnership

 [_] Uniform Gifts to Minors Act  [_] Other ______________________________
                                             Social Security # or Tax ID

 (8) NAME(S) IN WHICH STOCK IS TO BE REGISTERED
     (PLEASE PRINT CLEARLY)
 -----------------------------------------------     ---------------------------

 -----------------------------------------------     ---------------------------
 Name(s) continued                                   Social Security # or Tax ID
 -----------------------------------------------     ---------------------------

 -----------------------------------------------     ---------------------------
 Street Address                      City              State        Zip Code

 -------------------------  --------------------     ---------  ----------------

 -------------------------  --------------------     ---------  ----------------

 (9) TELEPHONE INFORMATION  Daytime      Evening      County of Residence
 ----------------------------------  -----------     --------------------
     (   )                            (   )
 ----------------------------------  -----------     --------------------
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[_] (10) NASD AFFILIATION                         [_](11) ASSOCIATE--ACTING IN
                                                      CONCERT
 Check here if you are a member of the National       Check here, and
 Association of Securities Dealers, Inc.              complete the reverse
 ("NASD"), a person associated with an NASD           side of this Form, if
 member, a member of the immediate family of any      you or any associates
 such person to whose support such person             (as defined on the
 contributes, directly or indirectly, or the          reverse side of this
 holder of an account in which an NASD member or      Form) or persons
 person associated with an NASD member has a          acting in concert
 beneficial interest. To comply with conditions       with you have
 under which an exemption from the NASD's             submitted other
 Interpretation With Respect to Free-Riding and       orders for shares in
 Withholding is available, you agree, if you have     the Subscription
 checked the NASD Affiliation box, (i) not to         and/or Community
 sell, transfer or hypothecate the stock for a        Offerings.
 period of 90 days following issuance, and (ii)
 to report this subscription in writing to the
 applicable NASD member within one day of payment
 therefor.
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 (12) ACKNOWLEDGMENTS
 To be effective, this fully completed Stock Order Form must be actually received by Northfield Federal Savings, no later than 12:00 p.m. Noon,
 Eastern Time, on      , 1998, unless extended; otherwise this Stock Order
 Form and all subscription rights will be void. Completed Stock Order
 Forms, together with the required payment or withdrawal authorization, may be delivered to Northfield Federal Savings or may be mailed to the Post
 Office Box indicated on the enclosed business reply envelope. All rights exercisable hereunder are not transferable and shares purchased upon exercise of such rights must be purchased for the account of the person exercising such rights.

 It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion of Northfield Federal Savings described in the accompanying Prospectus. If the Plan of Conversion is not approved by the voting members of Northfield
 Federal Savings at a Special Meeting to be held on       , 1998, or any
 adjournment thereof, all orders will be cancelled and funds received as payment, with accrued interest, will be returned promptly.

 The undersigned agrees that after receipt by Northfield Federal Savings, this Stock Order Form may not be modified, withdrawn or cancelled (unless the Conversion is not completed within 45 days after the completion of the Subscription Offering) without the Association's consent, and if authorization to withdraw from deposit accounts at Northfield Federal Savings has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.

 Under penalty of perjury, I certify that the Social Security or Tax ID Number and the other information provided under number 8 of this Stock Order Form are true, correct and complete that I am purchasing for my own account and that there is no agreement or understanding regarding the transfer of my subscription rights or the sale or transfer of these shares.

 Applicable Regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of conversion subscription rights, or the underlying securities to the account of another. Northfield Federal Savings and Northfield Bancorp, Inc. may pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer.

 I acknowledge that the common stock offered is not a savings or deposit account and is not federally insured or guaranteed.

 A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED TWICE: BELOW AND ON THE CERTIFICATION FORM ON THE REVERSE HEREOF.

                                                       -------------------------
SIGNATURE            DATE   SIGNATURE            DATE  DATE REC'D ___________
--------------------------  -------------------------  CATEGORY _____________
                                                       ORDER # ___ BATCH ____
--------------------------  -------------------------  DEPOSIT ______________
                                                       -------------------------
 A SIGNED CERTIFICATION FORM MUST ACCOMPANY ALL STOCK ORDER FORMS
 (SEE REVERSE SIDE)
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

ITEM (6)A, B, C--(CONTINUED)

--------------------------------------   --------------------------------------
Account Title (Names on    Account       Account Title (Names on     Account
       Accounts)          Number(s)             Accounts)           Number(s)
--------------------------------------   --------------------------------------
--------------------------------------   --------------------------------------
--------------------------------------   --------------------------------------
--------------------------------------   --------------------------------------

ITEM (11)--(CONTINUED)

List below all other orders       "Associate" is defined as: (i) any
submitted by you or your          corporation or organization (other than
Associates (as defined) or by     Northfield Federal Savings, Northfield
persons acting in concert with    Bancorp, Inc., or a majority-owned
you.                              subsidiary of Northfield Federal Savings or
                                  Northfield Bancorp, Inc.) of which such
                                  person is an officer or partner or is,
--------------------------------  directly or indirectly, the beneficial owner
                     Number of    of 10% or more of any class of equity
  Name(s) listed on   Shares      securities; (ii) any trust or other estate
  other Stock Order   Ordered     in which such person has a substantial
        Forms                     beneficial interest or as to which such
-------------------------------- person serves as a director or in a similar -------------------------------- fiduciary capacity; provided, however, such -------------------------------- term shall not include Northfield Bancorp, -------------------------------- Inc.'s or Northfield Federal Savings'
--------------------------------   mployee benefit plans in which such person
                                  has a substantial beneficial interest or serves as a director or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a Director of Northfield Federal Savings or Northfield
                                  Bancorp, Inc. or any subsidiaries thereof.

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  A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED BELOW AND ON THE FRONT OF
                                  THIS FORM.

                              CERTIFICATION FORM

 I/WE ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY NORTHFIELD FEDERAL SAVINGS (THE "ASSOCIATION") OR BY THE FEDERAL GOVERNMENT.

 If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision, Southeast Region Director, Richard Riccobono at (404) 888-0771.

 I/We further certify that, before purchasing the common stock, par value $.01 per share, of Northfield Bancorp, Inc., the proposed holding company for Northfield Federal Savings Bank, I/we received a Prospectus dated
  , 1998 (the "Prospectus").

 The Prospectus that I/we received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment, including but not limited to:

   1. Potential Impact of Changes in Interest Rates and the Current
    Interest Rate Environment______________________________________(page 1)
   2. Below Average Return on Average Equity and Increased Expenses After Conversion_____________________________________________________(page )
   3. Risks Associated with Commercial leases, Including Regulatory Matters________________________________________________________(page )
   4. Risks Associated with Construction, Commercial Real Estate,
    Consumer Lending and the Introduction of Small Business Lending___(page )
   5. Lack of Active Market for Common Stock_______________________(page )
   6. Risk of Decline in Demand for Construction Loans in Our Market Area___________________________________________________________(page )
   7. Economic Viability of Market Area____________________________(page )
   8. Risks of Delay in Completion of the Offering_________________(page )
   9. Impact of Technological Advances; Year 2000 Compliance_______(page )
  10. Anti-Takeover Provisions and Statutory Provisions that Could
    Discourage HostileAcquisitions of Control______________________(page )
  11. Possible Voting Control by Directors and Officers____________(page )
  12. Awards to Directors and Officers Under Stock Benefit Plans___(page )
  13. Possible Dilutive Effect and Expense of MRP and Stock Options___(page )
  14. Financial Institution Regulation of Thrift Industry__________(page )
  15. Possible Adverse Tax Consequences of the Subscription Rights____(page )
  16. Restrictions on Repurchase of Shares_________________________(page )

 Signature                    Date       Signature                    Date
-----------------------------------     -----------------------------------
-----------------------------------     -----------------------------------
 Name (Please Print)                     Name (Please Print)
-----------------------------------     -----------------------------------
-----------------------------------     -----------------------------------
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